BYLAWS

OF

HF RESOURCES, INC.

1.          The annual meeting of stockholders for the election of directors and such other purposes as may be set forth in the notice of meeting shall be held at the time, date and place, within or outside the State of Delaware, fixed by the Board of Directors.

2.          Special meetings of the stockholders may be held at any time, date and place, within or outside the State of Delaware, upon call of the Board of Directors, the Chairman of the Board, if any, or the President.

3.          The capitol stock of the Corporation shall be transferred on the books of the Corporation by surrender of the properly endorsed certificates therefor by the holders thereof or their duly authorized attorneys-in-fact.

4.          The business of the Corporation shall be managed by the Board of Directors consisting of three (3) members. Vacancies in the Board of Directors, whether resulting from an increase in the number of directors, the removal of directors for or without cause, or otherwise, may be filled by a vote of a majority of the directors then in office, although less than a quorum. Directors may be removed for or without cause by the stockholders.

5.          Regular meetings of the Board of Directors, within or outside the State of Delaware, if any, may be held without notice of the date, time, place and purpose of the meeting. Special meetings of the Board of Directors may be held at any place within or outside the State of Delaware upon call of the Chairman of the Board of Directors, the President or any two (2) directors, which call shall set forth the date, time and place of meeting. Written, oral, or any other mode of notice of the date, time and place of meeting shall be given for special meetings in sufficient time, which need not exceed two days in advance, for the convenient assembly of directors. One-third (1/3) of the number of directors of the Corporation then in office, but not less than two (2) shall constitute a quorum. Unless otherwise indicated in the Notice thereof, any and all business may be transacted at a special meeting.

6.          The Board of Directors shall elect a President and Secretary, and such other officers as it may deem appropriate, which shall consider the subject at its first meeting after every annual meeting of the stockholders. The President, Secretary and any other officer so elected by the Board of Directors are authorized to execute certificates representing shares of the Corporation’s capitol stock. Persons may hold more than one office, and one person may serve both President and Secretary. Officers shall have the authority and responsibilities given them by the Board of Directors, and each officer shall hold office until his or her successor is elected and qualified, unless a different term is specified by the Board of Directors. Any officer may be removed for or without cause.

7.          By resolution adopted by the greater of (i) a majority of the directors of the Corporation then in office when the action is taken or (ii) the number of directors required by the Certificate of Incorporation or Bylaws to take action, the directors may designate from among their number one or more directors to constitute an Executive Committee and other committees, each of which, to the extent permitted by law, shall have the authority granted it by the Board of Directors.

8.          The Bylaws of the Corporation may be amended or repealed, and additional Bylaws may be adopted, by the action of the Board of Directors or of the stockholders, but any Bylaws adopted by the Board of Directors may be amended or repealed by the stockholders.

9.           Except otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mail, postage paid, or by sending such notice by prepaid telegram or mailgram. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through mail or by telegram or mailgram, shall be the time of giving of the notice.

10.        A written waiver of any notice, signed by the stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

11.        Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

12.        Each person who was or is made a party, or is threatened to be made a party, to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (“proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, employee or agent of the Corporation, or is or was serving  at the request of the Corporation, as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect employee benefit plans, whether the basis of such proceedings is alleged action in an official capacity as director, officer, employee or agent or in any other capacity while serving  as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise tax or penalties and amounts paid or to be paid in settlement) reasonably incurred or secured  by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this paragraph or otherwise.

13.        If a claim under Paragraph 12 is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful, in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any  such action (other than an action brought to enforce a claim for expenses incurred in defending  any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this Corporation) that the claimant has not met the standards of conduct which makes it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claim has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

14.        All rights conferred on any person by Paragraphs 12 and 13 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

15.        The Corporation may obtain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint-venture, trust or other enterprise  against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.